Exhibit 99.1

Massimo Group Signs Letter of Intent to Acquire 100% of AI technology company FST in Drive to Accelerate Its AI-Powered Mobility and Health Technology Strategy

Garland, Texas – February 3, 2026 – Massimo Group (NASDAQ: MAMO) (“Massimo” or the “Company”), a leading U.S. manufacturer and distributor of powersports vehicles and electric mobility solutions, today announced that it has entered into a non-binding Letter of Intent (“LOI”) to acquire 100% of the equity interests of FST Development Company Limited (“FST”), a technology company specializing in intelligent hardware and AI-driven system-level solutions.

The proposed transaction represents a major strategic milestone for Massimo, positioning the Company at the convergence of two rapidly expanding global trends: AI-enabled outdoor mobility and next-generation digital health robotics.

Transaction Overview

Under the terms outlined in the LOI:

●	FST is valued at a pre-money equity valuation of approximately US$38 million to US$50 million, reflecting its proprietary technology, integrated hardware-software capabilities, and growth potential;
●	Massimo intends to acquire 100% of FST’s equity interests for total purchase consideration ranging from approximately US$27 million to US$35 million;
●	The purchase consideration may be satisfied through the issuance of Massimo common stock, payment of cash of equivalent value, or a combination of both, as to be agreed in the definitive transaction documents;
●	Any equity consideration issued in connection with the transaction will be subject to a six-month contractual lock-up period following the closing;
●	The release of such shares, if any, will be contingent upon the achievement of post-acquisition performance milestones and the successful integration of FST’s operations, as determined at the sole discretion of Massimo Group’s Chief Executive Officer.

Strategic Rationale

As demographic changes, sustainability priorities and rapid technological advancement continue to reshape traditional industries, Massimo believes that intelligence, connectivity and data-driven systems represent the next evolution of outdoor mobility and equipment manufacturing. At the same time, global demand for proactive, personalized and scalable health solutions is accelerating, driven in large part by aging populations worldwide.

By acquiring full ownership of FST, Massimo plans to integrate its manufacturing scale, brand strength, and nationwide distribution network with FST’s full-stack AI capabilities, including intelligent control platforms, health-technology modules and proprietary AI middleware. Upon successful closing, Massimo expects the transaction will enable it to build a unified intelligent ecosystem spanning mobility, health and advanced system intelligence.

Expected Synergies and Growth Opportunities

Following completion of the acquisition, the combined organization is expected to:

●	Embed FST’s AI-driven control platforms, health-technology modules, and proprietary middleware into Massimo’s next-generation UTV, ATV and marine product lines;
●	Reduce product development cycles;
●	Lower comprehensive R&D and system integration costs;
●	Accelerate time-to-market for intelligent, connected and differentiated products; and
●	Enable Massimo to enter the high-growth AI health robotics market, where FST already delivers medical-grade hardware and predictive health algorithms.

Management Commentary

“This transaction represents more than an acquisition—it is a strategic transformation,” said David Shan, Chief Executive Officer of Massimo Group. “By bringing FST fully into the Massimo organization, we are combining our legacy of rugged, reliable vehicles with advanced AI-driven systems and software intelligence. Our objective is to make outdoor experiences safer, health monitoring more proactive, and advanced technology more accessible, while maintaining disciplined execution and long-term value creation.”

FST’s Chief Executive Officer added, “Becoming part of Massimo will provide us with a powerful platform to scale our technology from individual modules to fully integrated ecosystems. With Massimo’s operational strength and global reach, our hardware-software innovations can be deployed faster and at significantly greater scale.”

Timeline and Conditions

The LOI provides for a 60-day exclusivity period during which the parties will conduct confirmatory due diligence and negotiate definitive transaction documents. The parties intend to execute final agreements by late March 2026, subject to customary closing conditions, including:

●	Approval by the respective boards of directors;
●	Receipt of applicable regulatory approvals; and
●	Completion of satisfactory financial, legal, and operational due diligence.

Non-Binding Nature of the LOI

The LOI is non-binding and does not obligate either party to consummate the proposed transaction. There can be no assurance that definitive agreements will be executed or that the acquisition will be completed.

About FST Development Company Limited

FST Development Company Limited is a technology developer focused on intelligent hardware and system-level solutions. The company provides deeply integrated hardware-software modules and ODM/OEM services for outdoor power equipment and AI health robotics applications.

About Massimo Group

Massimo Group (NASDAQ: MAMO) is a U.S.-based manufacturer and distributor of powersports vehicles, utility terrain vehicles (UTVs), electric mobility solutions, and related accessories, serving customers through a nationwide dealer network.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on current expectations, estimates, projections, and assumptions, and are not guarantees of future performance. Words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “may,” “will,” “could,” “seek,” “target,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, without limitation, statements regarding the proposed acquisition of FST Development Company Limited, the anticipated timing and process for negotiating and executing definitive agreements (including within the 60-day exclusivity period and by late March 2026), the satisfaction of closing conditions, expected synergies and strategic benefits, projected reductions in development cycles and costs, accelerated time-to-market, planned integration of FST’s AI-driven control platforms, health-technology modules, and proprietary middleware into Massimo Group’s product lines, and Massimo’s potential entry into the AI health robotics market. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, among others, that the letter of intent is non-binding and does not obligate either party to consummate the proposed transaction; the parties may not reach definitive agreements on the expected timeline or at all; confirmatory due diligence may yield findings that alter the parties’ plans or economic terms; failure to obtain necessary approvals from the respective boards of directors; failure to obtain, delays in obtaining, or imposition of burdensome conditions in connection with required regulatory approvals; failure to satisfy other closing conditions; the risk that the proposed transaction, if completed, may not achieve the anticipated strategic or financial benefits in the expected timeframe or at all; challenges integrating FST’s technologies, operations, personnel, and intellectual property; the pace of market adoption of intelligent and connected products and AI health robotics; reliance on third-party suppliers and manufacturing partners; protection and enforcement of intellectual property; cybersecurity, data privacy, and data governance risks; competitive responses; changes in economic, market, or industry conditions; availability of capital and financing on acceptable terms; and other risks and uncertainties described from time to time in Massimo Group’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Massimo Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.